BEHRE DOLBEAR
founded 1911 MINERALS INDUSTRY ADVISORS
BEHRE DOLBEAR & COMPANY (USA), INC.

November 19, 2010

Stillwater Mining Company
1321 Discovery Dr
Billings, MT 59102

Re: Behre Dolbear Project 10-202 – Consent for Reference in Form 10-K Filing

Gentlemen:

Behre Dolbear & Company (USA), Inc. (“Behre Dolbear”) hereby consents to the incorporation by reference to Behre Dolbear in Stillwater Mining Company’s (the “Company”) Registration Statement on Form S-3 and in the related prospectus and any prospectus supplements filed thereunder (collectively, the “Registration Statement”) in regards to work performed by Behre Dolbear for the Company in the Company’s filing with the U.S. Securities and Exchange Commission of its Form 10-K for the fiscal year ended December 31, 2009.

Behre Dolbear further consents to the reference to Behre Dolbear under the headings titled “Experts” in the Registration Statement.

Please contact us if you require further assistance.

Sincerely,

BEHRE DOLBEAR & COMPANY (USA), INC.

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